                                      NSI - NSK
                                TRADEMARK - TRADENAME
                                 LICENSING AGREEMENT

                                  TABLE OF CONTENTS

ARTICLE I
  DEFINITIONS............................................................... 2-5
    1.1     Agreement......................................................... 2
    1.2     Commercial Materials.............................................. 2
    1.3     Independent Distribution Network.................................. 3
    1.4     Introductory Kit.................................................. 3
    1.5     Know-How.......................................................... 3
    1.6     Licensed Marks and Names.......................................... 3
    1.7     NSI Independent Distributor....................................... 3
    1.8     NSI Trademark................................................... 3,4
    1.9     NSI Tradename..................................................... 4
    1.10    Product........................................................... 4
    1.11    Proprietary Information......................................... 4,5
    1.12    Sales Aid......................................................... 5
    1.13    Territory......................................................... 5

ARTICLE II
  GRANT OF EXCLUSIVE LICENSE............................................... 6-10
    2.1     Grant of Exclusive License........................................ 6
    2.2     Right to Prevent Infringement .................................... 6
    2.3     Term of License Granted........................................... 7
    2.4     NSI's Interest in Licensed Marks and Names........................ 7
    2.5     Recitals of Value of Licensed Marks and Names..................... 8
    2.6     Royalties....................................................... 8,9
    2.7     Warranty of Title; Defense of Claims........................... 9,10
    2.8     Modifications.................................................... 10
    2.9     Reservation of Rights to Terminate License....................... 10

ARTICLE III
  GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS............................ 10-11
    3.1     Obligations of NSK............................................... 10
    3.2     Compliance with Laws............................................. 11
    3.3     Protection of NSI................................................ 11
    3.4     Compliance of NSK Operation...................................... 11

ARTICLE IV
  TERM AND TERMINATION.................................................... 11-13
    4.1     Term............................................................. 11
    4.2     Breach and Notice................................................ 12
    4.3     Examples of Material Breach................................... 12,13
    4.4     Obligation of NSK Upon Termination............................... 13

                                  TABLE OF CONTENTS
                                     -CONTINUED-


    4.5     Damages Not Allowable............................................ 13
    4.6     Survival of Obligations.......................................... 13
    4.7     Waiver........................................................... 13
    4.8     Reservation of Rights............................................ 13

ARTICLE V
  RELATIONSHIP OF NSI AND NSK................................................ 14

ARTICLE VI
  CONFIDENTIALITY......................................................... 14-15
    6.1     Obligation to Keep Confidential............................... 14,15
    6.2     Survival of Obligation........................................... 15
    6.3     Information the Exclusive Property of NSI ....................... 15

ARTICLE VII
  ASSIGNMENT................................................................. 16

ARTICLE VIII
  FORCE MAJEURE.............................................................. 16

ARTICLE IX
  GOVERNMENTAL APPROVAL................................................... 16-17

ARTICLE X
  RECORDING.................................................................. 17

ARTICLE XI
  GOVERNING LAW AND DISPUTE RESOLUTION.....................................17-18

ARTICLE XII
  APPLICABILITY OF POST-EFFECTIVE LAW........................................ 18

ARTICLE XIII
  WAIVER AND DELAY........................................................ 18-19

ARTICLE XIV
  NOTICES.................................................................... 19

ARTICLE XV
  INTEGRATED CONTRACT........................................................ 20

                                  TABLE OF CONTENTS
                                     -CONTINUED-

ARTICLE XVI
  MODIFICATION AND AMENDMENTS................................................ 20

ARTICLE XVII
  NONDISCLOSURE.............................................................. 20

ARTICLE XVIII
  SEVERABILITY............................................................ 20-21

ARTICLE XIX
  COUNTERPARTS AND HEADINGS.................................................. 21

                      TRADEMARK \ TRADENAME LICENSING AGREEMENT

    THIS TRADEMARK \ TRADENAME LICENSING AGREEMENT (hereinafter the
"Agreement") is made and entered into pursuant to the terms of Article IV, between Nu Skin International, Inc. a corporation organized and existing under the laws of the State of Utah, U.S.A., (hereinafter referred to as "NSI") and Nu Skin Korea, Ltd. a corporation organized and existing under the laws of the country of Korea (hereinafter "NSK"). Hereinafter, NSI and NSK shall collectively be referred to as the "Parties".

                                 W I T N E S S E T H

    WHEREAS, NSI is engaged in the design, production and marketing of Products and related Sales Aids for distribution in the international markets of the Asia-Pacific Region through a network of independent distributors; and,

    WHEREAS, NSK acts as the exclusive wholesale distributor of NSI products in Korea, having entered a separate written Wholesale Distribution Agreement with Nu Skin Hong Kong, Inc. ("NSHK"), the exclusive regional distributor of such products and sales aids in the Asia-Pacific region; and,

    WHEREAS, NSK has investigated the marketing potential for Products and Commercial Materials, as defined in this Agreement, it intends to design, manufacture, produce and distribute to enhance further its competitiveness in the Territory; and,

    WHEREAS, NSK has complied with the requirements of its distribution arrangement with NSHK and received appropriate consent in accordance with the provisions of the agreement governing their relationship pertaining to distribution of NSI products and the manufacture of non-competing Products in the Territory; and,

    WHEREAS, NSK desires to affix NSI Trademarks, as defined herein, to the Products and to affix NSI Tradenames, as defined herein, to Commercial Materials it envisions for the Territory thereby deriving benefit from the goodwill, value and reputation such marks and names shall lend when used to identify such Products and Commercial Materials;

    NOW THEREFORE, in consideration of the premises, the mutual promises, covenants, and warranties hereinafter set forth and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

    For the purposes of this Agreement, the following words and terms shall have the meaning assigned to them in this Article I:

    1.1     "AGREEMENT" shall mean this Trademark - Tradename Licensing
Agreement.

    1.2 "COMMERCIAL MATERIALS" shall mean, without limitation, any business marquis, sign, letterhead, business card, pamphlet, brochure, magazine, flyer, newsletter, Sales Aid, advertisement or other associated tangible materials NSK uses in its activities with the Independent Distribution Network or the public to enhance its image and competitiveness in the Territory that NSK has not purchased from NSI or NSHK. Commercial Materials shall not, for the purposes of this Agreement, include Introductory Kits, as defined herein.

    1.3 "INDEPENDENT DISTRIBUTION NETWORK" shall mean the network of all NSI Independent Distributors having a contractual relationship with NSI to act as a retail distributor.

    1.4 "INTRODUCTORY KIT" shall mean those materials developed, maintained and approved by NSI and intended for sale or distribution in conjunction with the execution of the distribution contract to NSI Independent Distributors in the Territory explaining the Nu Skin independent business opportunity, the contractual relationship with NSI and the marketing support programs for the Territory.

    1.5 "KNOW-HOW" shall mean any information, including, without limitation, any commercial or business information, lists, marketing methods, marketing surveys, processes, specifications, quality control reports, drawings, photographs, or any other information owned by NSI, whether or not considered proprietary, relating to the Independent Distribution Network, the Distributor Lists, and the Sales Compensation Plan.

    1.6 "LICENSED MARKS AND NAMES" shall mean any NSI Trademark affixed to any Product for purposes of identifying, promoting or selling such Product in the Territory to any NSI Independent Distributor and any NSI Tradename affixed to or used in connection with any Commercial Material produced to further NSK's commercial activities in the Territory.

    1.7 "NSI INDEPENDENT DISTRIBUTOR" shall mean a person or business entity authorized by contract with NSI to distribute, as an independent contractor, the Products and Sales Aids purchased from an authorized Asia Pacific Distribution Center in accordance with the terms of such distribution contract.

    1.8 "NSI TRADEMARK" shall mean any "mark" or "device" or combination thereof defined under the laws of the Territory or the U.S., for which NSI has, as the owner, existing registrations, pending applications or a bona fide intent to use in the Territory(1). An up-to-date list of NSI Trademarks, including examples of each, is appended hereto as Schedule I, and NSI agrees to keep NSK currently informed of additions and amendments thereto.

    1.9 "NSI TRADENAME" shall mean any "mark," "name," or "device" or combination thereof similar in appearance to any NSI Trademark of which NSI is the owner, registered or otherwise, that is commercially valuable and has increased in value through NSI's increased goodwill, reputation and competitiveness.

    1.10 "PRODUCT" shall mean any of the following bearing an NSI Trademark: any product, including, without limitation, cosmetics, nutritional products, dietary supplements, vitamins, over-the-counter drugs, quasi-drugs, drugs and pharmaceutical products, and other products which NSK designs, manufactures, produces and/or distributes in the Territory, that NSK has not purchased from NSI or NSHK. Product shall not, for the purposes of this Agreement, include Introductory Kits, as defined herein.

    1.11 "PROPRIETARY INFORMATION" shall mean, without limitation, all information other than information in published form or expressly designated by either party in writing as non-confidential, which is directly or indirectly disclosed to the other party, regardless of the form in which it is disclosed, relating in any way to the following property owned by the Parties or which the Parties have been licensed to use or sub-license: (1) proprietary technical information related

_________________
    (1) Thus, even if a particular mark may not be registered in respect of all relevant goods in the Territory, use of the mark will be deemed to fall within the scope of the license grant. This entitles the licensor to exercise quality control with regard to the manufacture, use, and sale of the goods in relation to which each mark is used, and also enables such use, as a matter of law to enure to the benefit of the licensor.

to the Licensed Marks and Names and the Introductory Kit; (2) information respecting actual or potential customers or customer contacts and customer sales strategies, names, addresses, phone numbers, identification numbers, database information and its organization, unique business methods; (3) market studies, penetration data, customers, products, contracts, copyrights, computer programs, applications, technical data, licensed technology, patents, inventions, procedures, methods, designs, strategies, plans, liabilities, assets, cost revenues, sales costs, production costs, raw material sources and other market information; (4) other sales and marketing plans, programs and strategies; (5) trade secrets, Know-How, designs and proprietary commercial and technical information, methods, practices, procedures, processes, formulae with respect to manufacturing, assembly, design or processing products subject to this Agreement and any component, part or manufacture thereof; (7) profits, organization, employees, agents, distributors, suppliers, Trademarks, Tradenames and services;
(8) other business and commercial practices in general relating directly or indirectly to the foregoing; (9) computer disks or other records or documents, originals or copies, containing in whole or in part any of the foregoing; and,
(10) tax information, returns and other financial information.

    1.12 "SALES AID" shall mean the materials, in whatever form and/or design produced for the Territory to assist in the marketing of products or the Nu Skin independent business opportunity in the Territory.

    1.13 "TERRITORY" shall mean the entire area and jurisdiction comprising the country of the Republic of Korea. The Territory defined in this Agreement may be modified from time to time by written amendment, signed by the Parties.

                                      ARTICLE II

                              GRANT OF EXCLUSIVE LICENSE

    2.1 GRANT OF EXCLUSIVE LICENSE. NSI hereby grants to NSK an exclusive license and right to use in the Territory the Licensed Marks and Names, provided that:

a) The quality and performance of all Products and Commercial Materials bearing the Licensed Marks and Names shall always be in accordance with the standards, specifications and instructions approved by NSI; and,

b) NSI shall have the right to inspect the premises of NSK and those of any of NSK's subcontractors at which Product(s) are being manufactured, at reasonable times, and also to receive samples of such Product(s), in accordance with a reasonable schedule to be established promptly between NSI and NSK; and,

c) NSK agrees to correct, as promptly as possible, any faults in the Product(s) and/or manufacturing thereof brought to NSK's attention by NSI or otherwise; and,

d) NSK agrees to submit to NSI for prior approval, which approval will not be unreasonably withheld, labels, packaging, advertising and promotional materials, in relation to which any of the NSI Trademarks are proposed to be used, including the marking legends intended to be used in relation thereto.

    2.2 NSI grants to NSK the right to prevent all third parties from infringing NSI's and NSK's rights in the Licensed Marks and Names. NSK does not have the right to grant sub-licenses for the Licensed Marks and Names in the Territory.

    2.3 TERM OF LICENSE GRANTED. The licenses granted in this Agreement shall remain in full force until the termination of this Agreement in accordance with its terms.

    2.4 NSI'S INTEREST IN LICENSED MARKS AND NAMES. NSI hereby retains legal title to the Licensed Marks and Names for all purposes, including but not limited to, the bringing or defending of any legal action in the Territory which it deems reasonable to protect its rights therein. NSK agrees to assist NSI in any manner to protect NSI's rights in the Licensed Marks and Names which NSI may reasonably request, including the delegation of its interests in any legal proceeding to bring or defend such legal action in its own name.

    2.4(a) NSK shall review regularly the Territory's market for unauthorized users of the Licensed Marks and Names and unfair competition affecting the status, channels of commerce or scope of the Licensed Marks and Names, and agrees to inform NSI promptly of any possible infringement of, or unfair competition affecting, the Licensed Marks and Names which comes to the attention of NSK. In the event NSI decides to take affirmative action against any such possible infringement or act of unfair competition, NSK agrees to assist NSI, in whatever manner NSI may direct, and at the expense of NSI. NSI claims, in its sole discretion, the exclusive right to direct any such action. Recovery of damages resulting from any such action shall be solely for the accounts of NSI. Should either party hereto be involved as a defendant in any judicial action under the laws of the Territory respecting the subject matter of this Agreement, the Parties hereto agree to cooperate in such defense with each other to the greatest possible extent. Any liability of NSK in such action shall be limited to the amount of the license fees due to NSI from NSK under the terms of this Agreement.

    2.5 RECITALS OF VALUE OF LICENSED MARKS AND NAMES. NSK recognizes and agrees that NSI has expended considerable time, effort and resources to develop, register, apply for registrations, maintain and enhance the value and reputation of the Licensed Marks and Names. NSK further agrees it will derive a considerable benefit from its use of the Licensed Marks and Names in the Territory and from NSI's efforts and expenditures respecting the Licensed Marks and Names.

    2.6 ROYALTIES. As compensation for the exclusive licenses granted pursuant to the terms of this Agreement, NSK shall pay to NSI a royalty equal to five percent (5%) (or as otherwise mutually agreed upon by the Parties) of its sales, net of value added tax (VAT), of all Products and Commercial Materials sold in the Territory during the entire term of this Agreement. Where NSI owns the formulae or has exclusive rights to the Product or Commercial Material in the Territory, the applicable royalty shall be eight percent (8%) of sales, or as otherwise mutually agreed upon by the Parties.

    2.6(a) NSK shall give to NSI, at the end of each month, a written statement of the sales volume of the Products and Commercial Materials achieved during such period in the Territory. This statement shall be certified as to its correctness by NSK's principal financial officer and dispatched to NSI within thirty (30) days following the close of each such period.

    2.6(b) For purposes of computing the royalty, Products and Commercial Materials shall be considered sold when recognized for accounting purposes as a sale by NSK to NSI Independent Distributors or others in the Territory.

    2.6(c) The Parties agree that the royalty shall remain competitive within the market and shall be determined by negotiated arm's length standards and may be amended from time to time as agreed by the Parties in writing.

    2.6(d) NSK shall keep complete and accurate records of its activities under this Agreement which shall be open to inspection by authorized representatives of NSI at any reasonable time. NSI may also appoint a CPA or equivalent of NSI's choice in the Territory for the purpose of auditing NSK's relevant records.

    2.6(e) Payments made by NSK to NSI under this Agreement shall be payable in Korean Won with any exchange rate risks to U.S. dollars or other currency
    being borne by NSI.   Payments shall be made either directly to NSI in
    immediately available funds by wire transfer to Zion's First National Bank, Provo Branch, Provo, Utah, U.S.A. -- account number 32927931, or by such other means of payment designated by NSI.

    2.6(f) Without limiting any of NSI's other rights and remedies under this Agreement, amounts outstanding under the terms of this Agreement not paid within ninety (90) days from the date due and payable, and as set forth in the payment provisions herein, shall bear interest at the prime interest rate as reported in the WALL STREET JOURNAL plus two percent (2%) for the full period outstanding. Whether or not interest charges are actually levied is at the discretion of NSI.

    2.7 WARRANTY OF TITLE; DEFENSE OF CLAIMS. NSI hereby warrants and represents that it is the sole and exclusive owner of the Licensed Marks and Names; that all NSI Proprietary Information related to the Licensed Marks and Names is confidential, giving NSI a competitive advantage in its worldwide markets; that to the best of its knowledge and information no claim exists or has been made contesting the ownership and title of said Licensed Marks and Names; and that NSK's use of the Licensed Marks and Names in the Territory will not constitute an infringement of the right of any third party. NSI shall indemnify and hold harmless NSK for any loss, damage or claim, including reasonable attorneys' fees, arising from or relating to any breach of the warranties contained herein. NSI reserves the right to control the defense of any litigation including, without limitation, the right to choose counsel and to settle and dispose of any such litigation or claim as it deems appropriate in its sole discretion.

    2.8 MODIFICATIONS. NSK shall make no modification to the Licensed Marks and Names without the express, prior written consent of NSI.

    2.9 RESERVATION OF RIGHTS TO TERMINATE LICENSE. NSI hereby retains the right to terminate any of the licenses granted as part of the Licensed Marks and Names or this Agreement for any of the reasons set forth in this Agreement.


                                     ARTICLE III

                     GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS

    3.1 OBLIGATIONS OF NSK. NSK agrees it will obtain any governmental approval required in the Territory to enable this Agreement to become effective or to enable any payment pursuant to the provisions of this Agreement to be made, or any other obligation hereunder to be observed or performed, including the recordation of the licenses granted pursuant hereto as required by Korean law. NSK agrees to keep NSI informed of its progress in obtaining all such governmental approvals.

    3.2 COMPLIANCE WITH LAWS. NSK shall comply with and make all necessary filings and notifications under all applicable laws, regulations and ordinances in the Territory, including without limitation, any requirement for the registration or recording of this Agreement with any applicable or responsible governmental entities and authorities.

    3.3 PROTECTION OF NSI. NSK shall refrain from any action that will cause NSI to be in violation of any applicable law, regulation, or ordinance of the Territory, the United States, or elsewhere, or of any international convention, bilateral, or multilateral treaty to which the Territory or the United States is a signatory, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control Laws, and the U.S. Anti-Boycott Laws.

    3.4 COMPLIANCE OF NSK OPERATION. NSK shall capitalize itself adequately and maintain its operations on a financially sound basis and in compliance with all applicable laws, regulations and ordinances covering the operation of such business entities in the Territory.


                                      ARTICLE IV

                                 TERM AND TERMINATION

    4.1 TERM. This Agreement shall be effective as of the first day of NSK operations in the Territory. The initial term of the Agreement shall expire in five (5) years from the date of its execution, but shall automatically be renewed for successive five (5) year terms unless either party gives three (3) months written notice to the other of its intent to terminate this Agreement prior to the expiration of the term then in effect.

    4.2 BREACH AND NOTICE. In case either party breaches any provision of this Agreement, the other party may immediately give notice of intention to terminate within ninety (90) days thereof and, unless the breaching party notifies the other of the cure of such breach within said period, this Agreement shall automatically terminate at the expiration of the ninety day period.
Should any such breach consist of the failure of NSK to pay any amount owing to NSI hereunder, the period of notice of intention to terminate this Agreement shall be thirty (30) days.

    4.3 EXAMPLES OF MATERIAL BREACH. Either party may terminate this Agreement upon the occurrence of any of the following:

    4.3(a) the filing by or against the other party hereto of a petition in bankruptcy or judicial or administrative declaration of insolvency, the dissolution, liquidation, or re-organization of, and the loss of clearinghouse privileges by, one party as circumstances justifying termination of the Trademark-Trade Name Licensing Agreement, by giving notice to the latter party of its intention to so terminate. NSI may terminate this Agreement by giving notice thereof to NSK in the event of government expropriation of any of the assets of NSI or NSK which relate to the activities of NSK contemplated by this Agreement;

    4.3(b) if NSK causes or allows a judgment to be entered against it or causes or allows a lien, security interest or other encumbrance to be placed upon its assets or the assets of NSI;

    4.3(c) if NSK undergoes a substantial change in ownership or control. Upon any of the foregoing events, such termination shall be immediately effective.

    4.3(d)if either party violates a term, condition, covenant, warranty or promise under this Agreement.

    4.4 OBLIGATION OF NSK UPON TERMINATION. Upon termination of this Agreement by either Party, NSK agrees to sell, destroy or otherwise dispose of all Products and Commercial Materials bearing the Licensed Marks and Names in accordance with written instruction from NSI delivered pursuant to the Notice provisions of this Agreement. Upon termination, NSK will cease to use the Licensed Marks and Names.

    4.5 DAMAGES NOT ALLOWABLE. Should this Agreement be terminated for any reason, NSK shall not be able to claim from NSI any damages or compensation for losses or expenses incurred, or for lost profits.

    4.6 SURVIVAL OF OBLIGATIONS. Termination of this Agreement shall not affect (1) any of the obligations, covenants and warranties made hereunder, including the payment of any fees or other costs which have accrued as of the date of termination; (2) any obligation which from the provision of this Agreement is intended to survive the termination of said Agreement.

    4.7 WAIVER. Any waiver by either party of a breach of any term or condition of this Agreement shall not be considered as a waiver of a subsequent breach of the Agreement or any other term or condition thereof.
    4.8 REVERSION OF RIGHTS. Upon termination of this Agreement, all rights and licenses herein granted to NSK shall immediately cease and shall revert to NSI, and NSK shall cease representing to any third party that it has any right to use, assign, convey or otherwise transfer the Licensed Marks and Names.

                                      ARTICLE V

                             RELATIONSHIP OF NSI AND NSK

    The Parties agree that they are separate entities and have entered this Agreement as individual contracting parties. Nothing contained or implied in this Agreement shall be construed to constitute NSK as the legal representative or agent of NSI or to constitute or construe the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. NSK shall not conclude any contract or agreement or make any commitment, representation or warranty that binds NSI or otherwise act in the name of or on behalf of NSI. Nothing contained in this Agreement shall be construed to require NSI to establish or maintain a branch office, subsidiary corporation or fixed place of business or similar permanent establishment in the Territory. In fact, the Parties understand and agree that NSI will refrain from conducting business or engaging in any activity in the Territory which could be construed, under the applicable laws and tax regulations, as doing or conducting business in the Territory.


                                      ARTICLE VI

                                   CONFIDENTIALITY

    6.1 OBLIGATION TO KEEP CONFIDENTIAL. NSI and NSK agree to hold confidential any Proprietary Information disclosed by the other party or otherwise obtained, directly or indirectly. NSK agrees that should it have access to any Proprietary Information during the course of its relationship with NSI, it will make no changes to or copies of such materials without the prior, express written consent of NSI's authorized representative. Neither party will use, divulge, or disclose any Proprietary Information, directly or indirectly, for its own benefit or for the benefit of any third party.

    6.2 SURVIVAL OF OBLIGATION. NSI and NSK agree to keep confidential the terms of this Agreement until such time as: (a) either party releases the other party, in writing, from its terms; or (b) the Proprietary Information becomes known to the general public by means other than through a breach of this Agreement; provided that the obligations of the Parties shall cease only with respect to that portion of Proprietary Information identified in a written release or generally known to the public. The confidentiality provisions of this Article shall survive termination of this Agreement.

    6.3 INFORMATION THE EXCLUSIVE PROPERTY OF NSI. NSK acknowledges that all NSI Proprietary Information communicated to NSK by NSI, relating to the Licensed Marks and Names, shall be deemed to be secret and confidential in character and, as between the Parties, will be considered the exclusive property of NSI licensed to NSK for the Territory. Such information is provided to NSK solely for the benefit of NSK and to enable NSK to perform its obligations and rights pursuant to the provisions of this Agreement. Such information is not available to third parties, except to the extent that it may be absolutely necessary to achieve the purposes of this Agreement. NSK further agrees to take all reasonable measures to prevent its employees or agents from divulging such information in any manner that may be contrary to the interest of NSI or NSK.

                                     ARTICLE VII

                                      ASSIGNMENT

    This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that NSK may not assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of NSI through its authorized representative (which consent may be granted or withheld by NSI in its sole discretion). Any such attempted assignment shall be void and unenforceable.


                                     ARTICLE VIII

                                    FORCE MAJEURE

    Neither party shall be in default under the terms of this Agreement by reason of its delay in the performance of or failure to perform any of its obligations hereunder if such delay or failure is caused by strikes, acts of God, the public enemy, riots, incendiaries, interference by military authorities, compliance with governmental laws, rules and regulations, delays in transit or delivery, inability to secure necessary governmental priorities for materials or any fault beyond its control or without its fault or negligence.


                                      ARTICLE IX

                                GOVERNMENTAL APPROVAL

    Should government approval, filing or recording of this Agreement be required or as provided in Article III herein, this Agreement shall not become effective until the consent of said proper governmental authorities in the Territory has been obtained. If such approval or filing is required by law, NSK is responsible, pursuant to the provisions of Article III, for filing and notification of this Agreement with appropriate authorities in the Territory.


                                      ARTICLE X

                                      RECORDING

    NSI, in its sole discretion, shall have the right to record this Agreement or proof thereof, or to enter NSK as a registered user in the Territory. NSK agrees to cooperate, as reasonably requested by NSI, in arranging for such recordings or entries, or in bearing or canceling such recordings or entries in the event of amendments to or termination of this Agreement for any reason. Pursuant to Article IV herein, NSK will record the licenses granted herein with the Korean authorities as required by law.


                                      ARTICLE XI

                         GOVERNING LAW AND DISPUTE RESOLUTION

    This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, United States of America, applicable to contracts executed and performed therein. The Parties agree that the forum for any arbitration, action, suit or proceeding arising out of this Agreement shall be in the State of Utah and each party submits to the jurisdiction in the State of Utah for resolution of any conflict or litigation arising under or purporting to interpret this Agreement. Any dispute arising out of this Agreement or any of the responsibilities and obligations therein shall be resolved through arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and supplemented by the Procedures for International Commercial Arbitration. The arbitration proceedings shall be conducted in Salt Lake City, Utah, U.S.A. The findings and conclusions of said arbitration shall be binding upon the Parties, their heirs, successors, assigns and beneficiaries.


                                     ARTICLE XII

                         APPLICABILITY OF POST-EFFECTIVE LAW

    To the extent that the Vienna Convention on the International Sale of Goods (the "Vienna Convention"), the United Nations Convention on Contracts for the International Sale of Goods (the "UN Convention") or some other such similar law, treaty or act becomes effective during the term of this Agreement, the Parties agree that neither the Vienna Convention, the UN Convention, nor any such similar law, treaty or act shall be applicable to this Agreement or the transactions contemplated hereunder.


                                     ARTICLE XIII

                                   WAIVER AND DELAY

    No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect


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

to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.


                                     ARTICLE XIV

                                       NOTICES

    All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail, postage prepaid, from any post office addressed as follows:

    If to NSK:     Nu Skin Korea, Ltd.
                   Dabong Tower
                   890-12 Daechi-dong
                   Kangnam-ku, Seoul
                   Korea
                   Facsimile No.: 82-2-552-9728


    If to NSI:     Nu Skin International, Inc.
                   75 West Center Street
                   Provo, Utah 84601, U.S.A.
                   Facsimile Number:  (801) 345-5999
                   Attn.: Senior International Legal Counsel

    Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.


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

                                      ARTICLE XV

                                 INTEGRATED CONTRACT

    This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.


                                     ARTICLE XVI

                             MODIFICATION AND AMENDMENTS

    No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by the Parties.


                                     ARTICLE XVII

                                    NONDISCLOSURE

    The Parties agree that, except to the extent required by law, neither party will disclose the existence of any of the terms of this Agreement to any person that is not an affiliate of such party or an employee or agent of such party or affiliate without the prior written consent of the other party.


                                    ARTICLE XVIII

                                     SEVERABILITY

    To the extent that any provision of this Agreement is (or in the opinion of counsel mutually acceptable to both Parties would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.


                                     ARTICLE XIX

                              COUNTERPARTS AND HEADINGS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in the United States of America by their respective duly authorized representatives as of the day and year first-above written.

NU SKIN INTERNATIONAL, INC.            NU SKIN KOREA, LTD.



BY: /s/ BLAKE M. RONEY                  BY: /s/ SUNG-TAE HAN
   ---------------------------------       ---------------------------------
     BLAKE M. RONEY                          SUNG-TAE HAN
     PRESIDENT AND CEO                       REPRESENTATIVE DIRECTOR


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